File No. 333151099

	File under rule 424(b) (3)


OVERSTAMP:  Effective November
21 2011 the Companys name has
changed to Titan Energy Limited.




AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents two
hundred (200) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF 1 P EACH OF
WESTRALIAN GAS & POWER LIMITED
(INCORPORATED UNDER THE LAWS OF THE
COMMONWEALTH OF AUSTRALIA)
     The Bank of New York as depositary (hereinafter
called the Depositary) hereby certifies that
                                        or registered assigns IS THE
OWNER OF                                          AMERICAN
DEPOSITARY SHARES representing deposited
ordinary shares (herein called Shares) of Westralian
Gas & Power Limited incorporated under the laws of
the Commonwealth of Australia (herein called the
Company). At the date hereof each American
Depositary Share represents two hundred
(200) Shares deposited or subject to deposit under
the Deposit Agreement (as such term is hereinafter
defined) at the principal Australian offices of
Australia and New Zealand Banking Group Limited
(herein called the Custodian). The Depositarys
Corporate Trust Office is located at a different
address than its principal executive office. Its
Corporate Trust Office is located at 101 Barclay
Street New York N.Y. 10286 and its principal
executive office is located at One Wall Street New
York N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET NEW YORK N.Y. 10286
     1. The Deposit Agreement. This American
Depositary Receipt is one of an issue (herein called
Receipts) all issued and to be issued upon the terms
and conditions set forth in the deposit agreement
dated as of May 16 2008 (herein called the Deposit
Agreement) by and among the Company the
Depositary and all Owners and holders from time to
time of American Depositary Shares issued
thereunder each of whom by accepting American
Depositary Shares agrees to become a party thereto
and become bound by all the terms and conditions
thereof. The Deposit Agreement sets forth the rights
of Owners and holders and the rights and duties of
the Depositary in respect of the Shares deposited
thereunder and any and all other securities property
and cash from time to time received in respect of
such Shares and held thereunder (such Shares
securities property and cash are herein called
Deposited Securities). Copies of the Deposit
Agreement are on file at the Depositarys Corporate
Trust Office in New York City and at the office of
the Custodian.
     The statements made on the face and reverse of
this Receipt are summaries of certain provisions of
the Deposit Agreement and are qualified by and
subject to the detailed provisions of the Deposit
Agreement to which reference is hereby made.
Capitalized terms defined in the Deposit Agreement
and not defined herein shall have the meanings set
forth in the Deposit Agreement.
     2. Surrender of Receipts and Withdrawal of
Shares. Upon surrender at the Corporate Trust Office
of the Depositary of American Depositary Shares
and upon payment of the fee of the Depositary
provided in this Receipt and subject to the terms and
conditions of the Deposit Agreement the Owner of
those American Depositary Shares is entitled to
delivery to him or as instructed of the amount of
Deposited Securities at the time represented by those
American Depositary Shares. Such delivery will be
made at the option of the Owner hereof either at the
office of the Custodian or at the Corporate Trust
Office of the Depositary or at such other place as
may be designated by such Owner provided that the
Exh. A1
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall be at
the risk and expense of the Owner hereof.
     3. Transfers SplitUps and Combinations of
Receipts. Transfers of American Depositary Shares
may be registered on the books of the Depositary
upon (i) in the case of certificated American
Depositary Shares surrender of the Receipt
evidencing those American Depositary Shares by the
Owner in person or by a duly authorized attorney
properly endorsed or accompanied by proper
instruments of transfer or (ii) in the case of
uncertificated American Depositary Shares receipt
from the Owner of a proper instruction (including for
the avoidance of doubt instructions through DRS
and Profile as provided in Section 2.10) and in either
case duly stamped as may be required by the laws of
the State of New York and of the United States of
America and upon payment of funds for any
applicable transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations if any as the Depositary may establish for
such purpose. This Receipt may be split into other
such Receipts or may be combined with other such
Receipts into one Receipt evidencing the same
aggregate number of American Depositary Shares as
the Receipt or Receipts surrendered. The Depositary
upon surrender of a Receipt for the purpose of
exchanging for uncertificated American Depositary
Shares shall cancel that Receipt and send the Owner
a statement confirming that the Owner is the Owner
of the same number of uncertificated American
Depositary Shares that the surrendered Receipt
evidenced. The Depositary upon receipt of a proper
instruction (including for the avoidance of doubt
instructions through DRS and Profile as provided in
Section 2.10 of the Deposit Agreement) from the
Owner of uncertificated American Depositary Shares
for the purpose of exchanging for certificated
American Depositary Shares shall cancel those
uncertificated American Depositary Shares and
execute and deliver to the Owner a Receipt
evidencing the same number of certificated
American Depositary Shares. As a condition
precedent to the delivery registration of transfer or
surrender of any American Depositary Shares or
splitup or combination of any Receipt or withdrawal
of any Deposited Securities the Depositary the
Custodian or Registrar may require payment from
the depositor of the Shares or the presenter of the
Receipt or instruction for registration of transfer or
surrender of American Depositary Shares not
evidenced by a Receipt of a sum sufficient to
reimburse it for any tax or other governmental
charge and any stock transfer or registration fee with
respect thereto (including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable fees as
provided in the Deposit Agreement may require
(a) the production of proof satisfactory to it as to the
identity and genuineness of any signature
(b) compliance with any laws or regulations relating
to depositary receipts in general or to the withdrawal
or sale of Deposited Securities (c) delivery of such
certificates as the Company may from time to time
specify in writing to the Depositary to assure
compliance with the Securities Act of 1933 and the
rules and regulations thereunder and (d) compliance
with such reasonable procedures if any as the
Depositary may establish consistent with the
provisions of the Deposit Agreement.
     The delivery of American Depositary Shares
against deposit of Shares generally or against deposit
of particular Shares may be suspended or the
transfer of American Depositary Shares in particular
instances may be refused or the registration of
transfer of outstanding American Depositary Shares
generally may be suspended during any period when
the transfer books of the Depositary are closed or if
any such action is deemed necessary or advisable by
the Depositary or the Company at any time or from
time to time because of any requirement of law or of
any government or governmental body or
commission or under any provision of the Deposit
Agreement or for any other reason subject to the
provisions of the following sentence. Notwithstanding
anything to the contrary in the Deposit Agreement or
this Receipt the surrender of outstanding American
Depositary Shares and withdrawal of Deposited
Securities may not be suspended subject only to
(i) temporary delays caused by closing the transfer
books of the Depositary or the Company or the
Foreign Registrar if applicable or the deposit of
Shares in connection with voting at a shareholders
meeting or the payment of dividends (ii) the payment
of fees taxes and similar charges and (iii) compliance
with any U.S. or foreign laws or governmental
regulations relating to the American Depositary
Shares or to the withdrawal of the Deposited
Securities. Without Exh. A2
limitation of the foregoing the Depositary shall not
knowingly accept for deposit under the Deposit
Agreement any Shares which would be required to be
registered under the provisions of the Securities Act
of 1933 for public offer and sale in the United States
unless a registration statement is in effect as to such
Shares for such offer and sale.
     4. Liability of Owner for Taxes. If any tax or other
governmental charge shall become payable with
respect to any American Depositary Shares or any
Deposited Securities represented by any American
Depositary Shares such tax or other governmental
charge shall be payable by the Owner to the
Depositary. The Depositary may refuse to register
any transfer of those American Depositary Shares or
any withdrawal of Deposited Securities represented
by those American Depositary Shares until such
payment is made and may withhold any dividends
or other distributions or may sell for the account of
the Owner any part or all of the Deposited Securities
represented by those American Depositary Shares
and may apply such dividends or other distributions
or the proceeds of any such sale in payment of such
tax or other governmental charge and the Owner
shall remain liable for any deficiency.
     5. Warranties on Deposit of Shares. Every person
depositing Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant that
such Shares and proper evidence of title therefore if
applicable are validly issued fully paid nonassessable
and free of any preemptive rights of the holders of
outstanding Shares and that the person making such
deposit is duly authorized so to do. Every such
person shall also be deemed to represent that the
deposit of such Shares and the sale of American
Depositary Shares representing such Shares by that
person are not restricted under the Securities Act of
1933. Such representations and warranties shall
survive the deposit of Shares and delivery of
American Depositary Shares.
     6. Filing Proofs Certificates and Other
Information. Any person presenting Shares for
deposit or any Owner or holder may be required from
time to time to file with the Depositary or the
Custodian such proof of citizenship or residence
exchange control approval evidence of the number
of Shares beneficially owned or any other matters
necessary or appropriate to evidence compliance
with the Corporations Law of Australia the Foreign
Acquisitions and Takeovers Act 1975 the
Constitution of the Company and exchange control
regulations as indicated to the Depositary by the
Company or such information relating to the
registration on the books of the Company or the
Foreign Registrar if applicable to execute such
certificates and to make such representations and
warranties as the Depositary may deem necessary or
proper or as the Company may reasonably instruct
in writing the Depositary to require. The Depositary
may and at the reasonable written request of the
Company shall withhold the delivery or registration
of transfer of any American Depositary Shares or the
distribution of any dividend or sale or distribution of
rights or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or other
information is filed or such certificates are executed
or such representations and warranties made. No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has been
granted by any governmental body in the
Commonwealth of Australia which is then
performing the function of the regulation of currency
exchange.
     7. Charges of Depositary. The following charges
shall be incurred by any party depositing or
withdrawing Shares or by any party surrendering
American Depositary Shares or to whom American
Depositary Shares are issued (including without
limitation issuance pursuant to a stock dividend or
stock split declared by the Company or an exchange
of stock regarding the American Depositary Shares or
Deposited Securities or a delivery of American
Depositary Shares pursuant to Section 4.03 of the
Deposit Agreement) or by Owners as applicable:
(1) taxes and other governmental charges (2) such
registration fees as may from time to time be in
effect for the registration of transfers of Shares
generally on the Share register of the Company or
Foreign Registrar and applicable to transfers of
Shares to or from the name of the Depositary or its
nominee or the Custodian or its nominee on the
making of deposits or withdrawals Exh. A3
under the terms of the Deposit Agreement (3) such
cable telex and facsimile transmission expenses as
are expressly provided in the Deposit Agreement
(4) such expenses as are incurred by the Depositary
in the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement (5) a fee of
$5.00 or less per 100 American Depositary Shares (or
portion thereof) for the delivery of American
Depositary Shares pursuant to Section 2.03 4.03 or
4.04 of the Deposit Agreement and the surrender of
American Depositary Shares pursuant to
Section 2.05 or 6.02 of the Deposit Agreement (6) a
fee of $.02 or less per American Depositary Share (or
portion thereof) for any cash distribution made
pursuant to the Deposit Agreement including but not
limited to Sections 4.01 through 4.04 of the Deposit
Agreement (7) a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit Agreement
such fee being in an amount equal to the fee for the
execution and delivery of American Depositary
Shares referred to above which would have been
charged as a result of the deposit of such securities
(for purposes of this clause 7 treating all such
securities as if they were Shares) but which securities
are instead distributed by the Depositary to Owners
(8) in addition to any fee charged under clause 6 a
fee of $.02 or less per American Depositary Share (or
portion thereof) for depositary services which will
accrue on the last day of each calendar year and
which will be payable as provided in clause 9 below
and (9) any other charges payable by the Depositary
any of the Depositarys agents including the
Custodian or the agents of the Depositarys agents in
connection with the servicing of Shares or other
Deposited Securities (which charge shall be assessed
against Owners as of the date or dates set by the
Depositary in accordance with Section 4.06 of the
Deposit Agreement and shall be payable at the sole
discretion of the Depositary by billing such Owners
for such charge or by deducting such charge from
one or more cash dividends or other cash
distributions).      The Depositary subject to Article 8
hereof may own and deal in any class of securities of the Company and its affiliates and in American
Depositary Shares.
     8. PreRelease of Receipts. Notwithstanding
Section 2.03 of the Deposit Agreement the
Depositary may deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a PreRelease). The
Depositary may pursuant to Section 2.05 of the Deposit Agreement deliver Shares upon the surrender of American Depositary Shares that have been PreReleased whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such American Depositary
Shares have been PreReleased. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a PreRelease. Each PreRelease will be (a) preceded or accompanied by a written representation from the person to whom American
Depositary Shares or Shares are to be delivered that such person or its customer owns the Shares or American Depositary Shares to be remitted as the case may be (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate (c) terminable by the Depositary on not more than five (5) business days notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American
Depositary Shares which are outstanding at any time as a result of PreRelease will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided however that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
     9. Title to Receipts. It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer shall be transferable as certificated registered securities under the laws of New York. American Depositary
Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The Company and the Depositary notwithstanding any notice to the contrary may treat the Owner of American
Depositary Exh. A4 Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of a Receipt.
     10. Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
     11. Reports; Inspection of Transfer Books. The
Company currently furnishes the Securities and Exchange Commission (hereinafter called the
Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g32(b) under the Securities Exchange
Act of 1934. Such reports will be available for inspection and copying at either the public reference facilities maintained by the Commission located at 100 F Street N.E. Washington D.C. 20549 or at the
Companys website at
www.westraliangasandpower.com.au.
     The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports notices and other communications including any proxy soliciting material received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited
Securities by the Company. The Depositary will also upon written request by the Company send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement.
     The Depositary will keep books at its Corporate
Trust Office for the registration of American
Depositary Shares and transfers of American
Depositary Shares which at all reasonable times shall be open for inspection by the Owners provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit
Agreement or the American Depositary Shares.
     12. Dividends and Distributions. Whenever the
Depositary receives any cash dividend or other cash distribution on any Deposited Securities the Depositary will if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States and subject to the Deposit Agreement convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) to the Owners entitled thereto; provided however that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges the amount distributed to the Owners of the American Depositary
Shares representing such Deposited Securities shall be reduced accordingly.
     Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement whenever the Depositary receives any distribution other than a distribution described in Section 4.01 4.03 or 4.04 of the Deposit
Agreement the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided however that if in the opinion of the Depositary such distribution cannot be made proportionately among Exh. A5 the Owners of Receipts entitled thereto or if for any other reason the Depositary deems such distribution not to be feasible the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including but not limited to the public or private sale of the securities or property thus received or any part thereof and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit
Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in
Section 4.01 of the Deposit Agreement. The
Depositary may sell by public or private sale an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.
     If any distribution consists of a dividend in or free distribution of Shares the Depositary may deliver to the Owners entitled thereto an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American Depositary Shares including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement (and the
Depositary may sell by public or private sale an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). The
Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional American
Depositary Shares in any such case the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds; all in the manner and subject to the conditions described in Section 4.01of the Deposit
Agreement. If additional American Depositary
Shares are not so delivered each American
Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited
Securities represented thereby.
     In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the Depositary is obligated to withhold the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefore) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
     13. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or if by the terms of such rights offering or for any other reason the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain
Owners but not to other Owners the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible in proportion to the number of American Depositary Shares held by such Owner warrants or other instruments therefore in such form as it deems appropriate.
Exh. A6
     In circumstances in which rights would otherwise not be distributed if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner under the Deposit
Agreement the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
     If the Depositary has distributed warrants or other instruments for rights to all or certain Owners then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments the Depositary shall on behalf of such Owner exercise the rights and purchase the Shares and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit
Agreement and shall pursuant to Section 2.03 of the Deposit Agreement deliver American Depositary
Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13 such Receipts shall be legended in accordance with applicable U.S. laws and shall be subject to the appropriate restrictions on sale deposit cancellation and transfer under such laws.
     If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners it may sell the rights warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights warrants or other instruments upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.
     Except as provided in Section 4.04 of the Deposit
Agreement the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement under the Securities Act of 1933 with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments notwithstanding that there has been no such registration under the Securities Act of 1933 the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
     The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
     14. Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency by way of dividends or other distributions or the net proceeds from the sale of securities property or rights and if at the time of the receipt thereof the foreign currency so received can
Exh. A7
in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine such foreign currency into Dollars and such Dollars shall be distributed to the Owners entitled thereto or if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
     If such conversion or distribution can be effected only with the approval or license of any government or agency thereof the Depositary shall file such application for approval or license if any as it may deem desirable.
     If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable or if any such approval or license is not obtained within a reasonable period as determined by the Depositary the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.
     If any such conversion of foreign currency in whole or in part cannot be effected for distribution to some of the Owners entitled thereto the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to or hold such balance uninvested and without liability for interest thereon for the respective accounts of the Owners entitled thereto.
     15. Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made or whenever rights shall be issued with respect to the Deposited Securities or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
Depositary Share or whenever the Depositary shall find it necessary or convenient the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend distribution or rights or the net proceeds of the sale thereof (ii) entitled to give instructions for the exercise of voting rights at any such meeting or
(iii) responsible for any fee or charge assessed by the Depositary pursuant to the Deposit Agreement or
(b) on or after which each American Depositary
Share will represent the changed number of Shares subject to the provisions of the Deposit Agreement.
     16. Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other
Deposited Securities if requested in writing by the Company the Depositary shall as soon as practicable thereafter mail to the Owners of Receipts a notice the form of which notice shall be in the sole discretion of the Depositary which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company (b) a statement that the Owners as of the close of business on a specified record date will be entitled subject to any applicable provision of law and of the articles of association or similar document of the Company to instruct the Depositary as to the exercise of the voting rights if any pertaining to the amount of Shares or other Deposited Securities
Exh. A8
represented by their respective American Depositary
Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner on such record date received on or before the date established by the Depositary for such purpose the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions.
     There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction cutoff date to ensure that the Depositary will vote the Shares or Deposited
Securities in accordance with the provisions set forth in the preceding paragraph.
     In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities if the Company will request the Depositary to act under this Article the Company shall give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 30 days prior to the meeting date.
     17. Changes Affecting Deposited Securities. Upon any change in nominal value change in par value splitup consolidation or any other reclassification of Deposited Securities or upon any recapitalization reorganization merger or consolidation or sale of assets affecting the Company or to which it is a party or upon the redemption or cancellation by the Company of the Deposited Securities any securities cash or property which shall be received by the Depositary or a Custodian in exchange for in conversion of in lieu of or in respect of Deposited
Securities shall be treated as new Deposited Securities under the Deposit Agreement and American
Depositary Shares shall thenceforth represent in addition to the existing Deposited Securities the right to receive the new Deposited Securities so received unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional
Receipts as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
     Immediately upon the occurrence of any such splitup consolidation or any other reclassification covered by this Article 17 in respect of Deposited
Securities the Company shall notify the Depositary in writing of such occurrence and may instruct the Depositary to give notice thereof at the Companys expense to Owners in accordance with Section 5.06 of the Deposit Agreement.
     18. Liability of the Company and Depositary.
Neither the Depositary nor the Company nor any of their respective directors officers employees agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United
States Australia or any other country or of any governmental or regulatory authority or stock exchange or automated quotation system or by reason of any provision present or future of the articles of association or similar document of the Company or by reason of any provision of any securities issued or distributed by the Company or any offering or distribution thereof or by reason of any act of God or war or terrorism or other circumstances beyond its control the Depositary or the Company (or any of their respective directors officers employees agents or affiliates) shall be prevented delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed (ii) by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed (iii) by reason of any exercise of or failure to exercise any discretion provided for in the Deposit Agreement (iv) for the inability of any Owner or Holder to benefit from any distribution
Exh. A9
offering right or other benefit which is made available to holders of Deposited Securities but is not under the terms of the Deposit Agreement made available to Owners or holders or (v) for any special consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where by the terms of a distribution pursuant to Section 4.01 4.02 or 4.03 of the Deposit Agreement or an offering or distribution pursuant to Section 4.04 of the Deposit
Agreement such distribution or offering may not be made available to Owners of Receipts and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners then the Depositary shall not make such distribution or offering and shall allow any rights if applicable to lapse. Neither the Company nor the Depositary (nor any of their respective directors officers employees agents or affiliates) assume any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited
Securities. Neither the Depositary nor the Company
(nor any of their respective directors officers employees agents or affiliates) shall be under any obligation to appear in prosecute or defend any action suit or other proceeding in respect of any Deposited Securities or in respect of the American
Depositary Shares on behalf of any Owner or Holder or any other person. Neither the Depositary nor the Company (nor any of their respective directors officers employees agents or affiliates) shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel accountants any person presenting Shares for deposit any Owner or holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions made by any securities depository clearing agency or settlement system in Australia in connection with or arising out of bookentry settlement of Deposited Securities or otherwise. The Company agrees to indemnify the Depositary its directors officers employees agents and affiliates and any Custodian against and hold each of them harmless from any liability or expense
(including but not limited to any fees and expenses incurred in seeking enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with
(a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or
(b) acts performed or omitted pursuant to the provisions of or in connection with the Deposit
Agreement and of the Receipts as the same may be amended modified or supplemented from time to time (i) by either the Depositary or a Custodian or their respective directors officers employees agents and affiliates except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its directors employees agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
     19. Resignation and Removal of the Depositary;
Appointment of Successor Custodian. The
Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.
The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary in its discretion may appoint a substitute or additional custodian or custodians.
Exh. A10
     20. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges registration fees cable telex or facsimile transmission costs delivery costs or other such expenses) or which shall otherwise prejudice any substantial existing right of Owners shall however not become effective as to outstanding
American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding
American Depositary Shares. Every Owner and holder of American Depositary Shares at the time any amendment so becomes effective shall be deemed by continuing to hold such American
Depositary Shares or any interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefore the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
     21. Termination of Deposit Agreement. The
Company may terminate the Deposit Agreement by instructing the Depositary to mail notice of termination to the Owners of all American
Depositary Shares then outstanding at least 60 days prior to the termination date included in such notice.
The Depositary may likewise terminate the Deposit
Agreement if at any time 30 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all American
Depositary Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination the Owner of American Depositary
Shares will upon (a) surrender of such American
Depositary Shares (b) payment of the fee of the Depositary for the surrender of American Depositary
Shares referred to in Section 2.05 and (c) payment of any applicable taxes or governmental charges be entitled to delivery to him or upon his order of the amount of Deposited Securities represented by those American Depositary Shares. If any American
Depositary Shares shall remain outstanding after the date of termination the Depositary thereafter shall discontinue the registration of transfers of American
Depositary Shares shall suspend the distribution of dividends to the Owners thereof shall not accept deposits of Shares and shall not give any further notices or perform any further acts under the Deposit
Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities shall sell rights and other property as provided in the Deposit Agreement and shall continue to deliver Deposited Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property upon surrender of American Depositary Shares (after deducting in each case the fee of the Depositary for the surrender of American Depositary Shares any expenses for the account of the Owner of such American Depositary
Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale together with any other cash then held by it thereunder unsegregated and without liability for interest for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale the Depositary shall be discharged from all obligations under the Deposit Agreement except to account for such net proceeds and other cash (after deducting in each case the fee of the Depositary for the surrender of American Depositary Shares any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and except for its obligations to the Company under
Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement the Company
Exh. A11
shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification charges and expenses.
     22. DTC Direct Registration System and Profile
Modification System. (a) Notwithstanding the provisions of Section 2.04 of the Deposit Agreement the parties acknowledge that the Direct Registration
System (DRS) and Profile Modification System
(Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary
Shares which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant claiming to act on behalf of an Owner of American Depositary
Shares to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary
Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
     (b) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile the parties understand that the Depositary will not verify determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code). For the avoidance of doubt the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.
     23. Submission to Jurisdiction; Jury Trial Waiver;
Waiver of Immunities. In the Deposit Agreement the
Company has (i) appointed Corporation Service
Company 80 State Street Albany NY 122074553 in the State of New York as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities the American Depositary
Shares the Receipts or this Agreement (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted and
(iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
     EACH PARTY TO THE DEPOSIT AGREEMENT
(INCLUDING FOR AVOIDANCE OF DOUBT EACH
OWNER AND HOLDER) HEREBY
IRREVOCABLY WAIVES TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE LAW
ANY RIGHT IT MAY HAVE TO A TRIAL BY
JURY IN ANY SUIT ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR THE
DEPOSITARY DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THE
SHARES OR OTHER DEPOSITED SECURITIES
THE AMERICAN DEPOSITARY SHARES OR THE
RECEIPTS THE DEPOSIT AGREEMENT OR ANY
TRANSACTION CONTEMPLATED HEREIN OR
THEREIN OR THE BREACH HEREOF OR
THEREOF INCLUDING WITHOUT LIMITATION
ANY QUESTION REGARDING EXISTENCE
VALIDITY OR TERMINATION (WHETHER
BASED ON CONTRACT TORT OR ANY OTHER
THEORY).
     To the extent that the Company or any of its properties assets or revenues may have or hereafter become entitled to or have attributed to it any right of immunity on the grounds of sovereignty or otherwise from any legal action suit or proceeding from the giving of any relief in any respect thereof from setoff or counterclaim from the jurisdiction of any court from service of process from attachment upon or prior to judgment from attachment in aid of execution or judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in any jurisdiction in Exh. A12 which proceedings may at any time be commenced with respect to its obligations liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities the American
Depositary Shares the Receipts or the Deposit
Agreement the Company to the fullest extent permitted by law hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
     24. Disclosure of Interests. The Company may from time to time request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary
Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited
Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership the Depositary shall use its reasonable efforts to comply with Companys instructions in respect of any such enforcement or limitation.
Exh. A13